CSFB 05-10

Group 15

Pay rules

1.

Pay the NAS priority Amount to the 15N1 until retired

2.

Pay the 15S1 until retired

3.

Concurrently:

a.

8.3333378261% to the 15L1 until retired

b.

91.6666621739% sequentially to the 5A7 and 5A8

4.

 Pay the 15N1 until retired

Notes

Pxing Speed = 100 PPC (8 TO 24 CPR OVER 12 MONTHS, 24 CPR THERAFTER)

NAS bonds =  15N1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 15N1 Balance/Total Non-PO Balance

Settlement = 10/31/05